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                                  EXHIBIT 23.01

           CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

      We consent to the incorporation by reference into this Registration Statement on Form S-3 of our report dated March 2, 2001 (except for Note 14, as to which the date is November 14, 2001 and Note 15, as to which the date is February 12, 2002), which appears on page F-2 of the Amended Annual Report on Form 10-KSB of Brooke Corporation for the year ended December 31, 2000 and to all references to our Firm in the Prospectus.

/s/ Summers, Spencer & Cavanaugh
--------------------------------
SUMMERS, SPENCER & CAVANAUGH,
CPAS, CHARTERED

Topeka, Kansas

February 25, 2002